EXHIBIT 2.2


Fimas Sdn Bhd and all its subsidiaries                   Date   January 31, 2001
Lot 8&9 Lorong Perusahaan Miel
09000 Kulim Kedah Malaysia

Att:     Yap Hun Kok Managing Director
         Voon Soo Tuck Operation Director
         Lim Ah Huat Chairman


                                   AMENDMENT 1

Cancellation of the acquisition of Fimas Sdn Bhd and all its subsidiaries by SETO Holdings Inc.

PARAGRAPHS THREE (3) ADJUSTMENTS:

"In addition all SETO Holdings Inc. loans to Fimas and its subsidiaries must be paid within three months secured with a bankers guarantee." CHANGED TO:

The amount due to SETO Holdings Inc. from FIMAS Group including Suzhou is 110,145 USD. The NTA "net tangible assets" of Suzhou as of December 31, 2000 is $315,000. SETO will accept shares of Suzhou of 25.9% equity.

ALL OTHER ITEMS REMAIN THE SAME OF THE ORIGINAL AGREEMENT DATED JANUARY 31,
2001.

/s/ Eugene Pian                                 /s/ Lim Ah Huat
-------------------------------                 --------------------------------
Eugene Pian                                     Lim Ah Huat
President, CEO                                  Chairman, Fimas Sdn Bhd
SETO Holdings Inc.                              Date:
                                                     ---------------------------
Date:   January 31, 2001

                                                /s/ Yap Huh Kok
                                                --------------------------------
                                                Yap Huh Kok
                                                Managing Director, Fimas Sdn Bhd
                                                Date:
                                                     ---------------------------


                                                /s/ Yap Huh Kok
                                                --------------------------------
                                                Voon Soo Tuck
                                                Operations Director
                                                Date:
                                                     ---------------------------